Exhibit 99.1

NEWS RELEASE	Contacts:	Todd Hornbeck, CEO
11-011		Jim Harp, CFO
Hornbeck Offshore Services
(985) 727-6802

For immediate release		Ken Dennard, Managing Partner
DRG&L / (713) 529-6600

HORNBECK OFFSHORE ANNOUNCES

OSV NEWBUILD PROGRAM #5

November 7, 2011 — Covington, Louisiana — Hornbeck Offshore Services, Inc. (NYSE:HOS) announced today that its Board of Directors has approved a new vessel construction program for its wholly-owned subsidiary, Hornbeck Offshore Services, LLC. The Company plans to build sixteen U.S.-flagged 300 class DP-2 new generation offshore supply vessels (“OSV”) for its Upstream business segment with options to build an additional 16 substantially similar vessels should future market conditions warrant their construction. This will be the Company’s eighth vessel newbuild program since its inception in 1997, and its fifth newbuild program involving state-of-the-art, technologically advanced new generation OSVs.

The Company expects the aggregate cost of the first 16 vessels under this program to be approximately $720 million, excluding construction period interest. Construction costs will be funded with cash on-hand, projected free cash flow from operations, other external financing and, if necessary, available capacity under the Company’s currently undrawn and recently expanded $300 million revolving credit facility.

Delivery of the first 16 vessels to be constructed under this program is expected to occur on various dates during 2013 and 2014, which should coincide with the delivery of approximately 145 incremental floaters and high-specification jack-up drilling rigs currently under construction worldwide, during the same time frame. Upon completion of the first phase of this OSV newbuild program at the end of 2014, the Company projects that the weighted-average age, based on deadweight tons, of its pro forma 67-vessel fleet of new generation OSVs will be seven years. The Company is now in the process of finalizing negotiations with selected domestic shipyards and expects to enter into definitive contracts in the near future.

103 Northpark Boulevard, Suite 300	Phone: (985) 727-2000
Covington, Louisiana 70433	Fax: (985) 727-2006

These new 300 class OSVs are particularly well-suited for the increased demands of deepwater and ultra-deepwater customers for high-specification vessels, while maintaining an overall size that maximizes efficiency from an operating cost perspective. These vessels will be built in the United States, which qualifies them for coastwise trade in the U.S. Gulf of Mexico, or the GoM, under the Jones Act; however, the Company expects them to service the anticipated increase in deepwater and ultra-deepwater drilling activity in all three of the Company’s core geographic markets of the GoM, Brazil and Mexico. The 300 class DP-2 vessel design contemplated by this newbuild program features 6,000 deadweight tons and 20,000 barrels of liquid mud carrying capacity. The length and high load capacity of these OSVs also make them ideal candidates for conversion into deepwater construction service and for subsea inspection, repair and maintenance work. The Company expects these new 300 class vessels to offer double the deadweight tons and more than double the liquid mud capacity of its 240 class OSVs, which should allow the 300 class OSVs to command higher dayrates commensurate with their increased size and capabilities.

Hornbeck Offshore Services, Inc. is a leading provider of technologically advanced, new generation offshore supply vessels primarily in the U.S. Gulf of Mexico and Latin America, and is a leading short-haul transporter of petroleum products through its coastwise fleet of ocean-going tugs and tank barges primarily in the northeastern U.S. and the U.S. Gulf of Mexico. Hornbeck Offshore currently owns a fleet of 80 vessels primarily serving the energy industry.

Forward-Looking Statements

This Press Release contains “forward-looking statements,” as contemplated by the Private Securities Litigation Reform Act of 1995, in which the Company discusses factors it believes may affect its performance in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “remain,” “should,” or “will,” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this Press Release for a variety of reasons. An oil spill or other significant incident in the United States or another offshore drilling region could have a broad impact on deepwater and other offshore energy exploration and production activities, such as the suspension of activities or significant regulatory responses. Future results may also be impacted by legislation or regulations implemented in response to the Deepwater Horizon event in the GoM, as well as the outcome of pending litigation brought by environmental groups challenging recent exploration plans approved by the U.S. Department of the Interior. Such legislation, regulations or litigation could further aggravate a number of other existing risks, uncertainties and assumptions, including, without limitation: the Company’s inability to successfully or timely complete OSV Newbuild Program #5 which involves the completion of negotiations of the shipyard contracts and the construction and integration of highly complex vessels and systems; the Company’s inability to refinance long-term debt obligations that mature or otherwise may require repayment; less than anticipated success in marketing and operating the Company’s MPSVs; bureaucratic, administrative or operating barriers that delay vessels chartered in foreign markets from going on-hire or result in contractual penalties imposed by foreign customers; renewed weakening of demand for the Company’s services; unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels; industry risks; reductions in capital spending budgets by customers; a material reduction of Petrobras’ announced plans for exploration and production activities in Brazil; declines in oil and natural gas prices; increases in operating costs; the inability to accurately predict vessel utilization levels and dayrates; the inability to effectively compete in or operate in international markets; less than anticipated subsea infrastructure demand activity in the GoM and other markets; the level of fleet additions by competitors that could result in over capacity; economic and political risks weather related risks; the inability to attract and retain qualified personnel; regulatory risks; the repeal or administrative weakening of the Jones Act, including any changes in the interpretation of the Jones Act related to the U.S. citizenship qualification; the imposition of laws or regulations that result in reduced exploration and production activities or that increase the Company’s operating costs or operating requirements, including any such laws or regulations that may arise as a result of the oil spill disaster in the Gulf of Mexico or the resulting drilling moratoria and regulatory reforms ; drydocking delays and cost overruns and related risks; vessel accidents or pollution incidents resulting in lost revenue or expenses that are unrecoverable from insurance policies or other third parties; unexpected litigation and insurance expenses; fluctuations in foreign currency valuations compared to the U.S. dollar and risks associated with expanded foreign operations, such as non-compliance with or the unanticipated effect of tax laws, customs laws, immigration laws, or other legislation that result in higher than anticipated tax rates or other costs or the inability to repatriate foreign-sourced earnings and profits. In addition, the Company’s future results may be impacted by adverse economic conditions, such as inflation, deflation, or lack of liquidity in the capital markets, that may negatively affect it or parties with whom it does business. Should one or more of the foregoing risks or uncertainties materialize in a way that negatively impacts the Company, or should the Company’s underlying assumptions prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected. Additional factors that you should consider are set forth in detail in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q as well as other filings the Company has made and will make with the Securities and Exchange Commission which, after their filings, can be found on the Company’s website www.hornbeckoffshore.com.

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